                  WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                                                 (In thousands except per share data)
                                                                  QUARTER ENDED            QUARTER ENDED
                                                                   SEPTEMBER 29              OCTOBER 1
                                                                       1996                     1995
                                                                   ------------             --------
Weighted average number
   of common shares outstanding...........................            112,477                  102,644
   Shares issuable pursuant
       to employee stock option plans
       less shares assumed repurchased
       at the average market price........................              2,657                    3,419
   Shares issuable upon conversion of company-
       obligated mandatorily redeemable
       convertible preferred securities...................                749                       -
   Shares issuable upon conversion of exchangeable
     shares...............................................             16,450                   16,450
                                                                      -------                  -------
NUMBER OF SHARES FOR COMPUTATION OF
   PRIMARY EARNINGS PER COMMON SHARE......................            132,333                  122,513
     Add net additional shares issuable
       pursuant to employee stock option plans at
       period-end market price............................                221                       6
     Add additional shares issuable
       assuming conversion of
       subordinated debentures............................                 -                     8,124
                                                                      -------                  -------
NUMBER OF SHARES FOR COMPUTATION OF
   FULLY DILUTED EARNINGS  PER COMMON SHARE...............            132,554                  130,643
                                                                      =======                  =======

Net income................................................            $46,941                  $36,237
   Add savings on assumed conversion of preferred
     securities net of tax................................                154                       -
                                                                      -------                  -------
Net income for computation of primary
   earnings per common share..............................             47,095                   36,237
   Add savings on assumed dilutive conversion
     of subordinated debentures net of tax................                 -                     1,291
                                                                      -------                  -------
Net income for computation of fully diluted
   earnings per common share..............................           $ 47,095                 $ 37,528
                                                                     ========                 ========
Net income per common share:
   Assuming primary dilution..............................               $.36                     $.30
                                                                         ====                     ====

   Assuming full dilution.................................               $.36                     $.29
                                                                         ====                     ====



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






                  WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                                                (In thousands except per share data)
                                                                YEAR-TO-DATE ENDED      YEAR-TO-DATE ENDED
                                                                   SEPTEMBER 29              OCTOBER 1
                                                                       1996                    1995
                                                                   ------------            --------
Weighted average number
   of common shares outstanding...........................            109,062                  102,128
   Add net shares issuable pursuant
       to employee stock option plans
       less shares assumed repurchased
       at the average market price........................              2,596                    3,026
   Shares issuable upon conversion of company-
       obligated mandatorily redeemable
       convertible preferred securities...................                250                       -
   Shares issuable upon conversion of exchangeable
     shares...............................................             16,450                   16,450
                                                                      -------                  -------
NUMBER OF SHARES FOR COMPUTATION OF
   PRIMARY EARNINGS PER COMMON SHARE......................            128,358                  121,604
   Add net additional shares issuable
       pursuant to employee stock option plans at
       period-end market price............................                 93                      65
   Add additional shares issuable
       assuming conversion of
       subordinated debentures............................              3,192                    8,124
                                                                      -------                  -------
NUMBER OF SHARES FOR COMPUTATION OF
   FULLY DILUTED EARNINGS PER COMMON SHARE ...............            131,643                  129,793
                                                                      =======                  =======

Net income................................................           $115,699                  $91,912
   Add savings on assumed conversion of preferred
     securities net of tax................................                154                       -
                                                                      -------                  -------
Net income for computation of primary
   earnings per common share..............................            115,853                   91,912
   Add savings on assumed dilutive conversion
     of subordinated debentures net of tax................              1,014                    3,708
                                                                      -------                  -------
Net income for computation of fully diluted
   earnings per common share..............................           $116,867                 $ 95,620
                                                                     ========                 ========
Net income per common share:
   Assuming primary dilution..............................               $.90                     $.76
                                                                         ====                     ====

   Assuming full dilution.................................               $.89                     $.74
                                                                         ====                     ====

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